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                                                                   EXHIBIT 99.1


FOR MORE INFORMATION:              SANDRA FRUHMAN - MEDIA   (713) 497-3123
                                   STEPHANIE SLAVIN -  INVESTORS (713) 497-6983

FOR IMMEDIATE RELEASE:              JUNE 9, 2003



    RELIANT RESOURCES TO PRESENT AT DEUTSCHE BANK ELECTRIC POWER CONFERENCE


HOUSTON, TX -- Mark M. Jacobs, executive vice president and chief financial officer of Reliant Resources, Inc., will make a presentation on the company on Tuesday, June 10, at the Deutsche Bank 2003 Electric Power Conference.

Mr. Jacobs' presentation, scheduled for 3:15 p.m. Eastern time, will be webcast live at www.reliantresources.com (Investor Relations). It will be available for re-play on the company's web site approximately one hour afterwards and will be archived for 30 days.

Reliant Resources, Inc. (NYSE: RRI), based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Its wholesale business includes approximately 22,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has nearly 3,500 megawatts of power generation in operation in Western Europe.

For more information, visit our web site at www.reliantresources.com
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